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                                                                    EXHIBIT 10.6
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                            SECURED PROMISSORY NOTE
                            -----------------------

                                  May 5, 2000

$54,156.69                                               Westboro, Massachusetts
                                                         -----------------------

          For value received, Anthony Bellantuoni (the "Borrower") promises to pay to the order of Banyan Systems Incorporated, a Massachusetts corporation (d/b/a ePresence) (the "Company"), at the offices of the Company or such other place as the Company hereafter shall designate Fifty-Four Thousand One Hundred Fifty-Six Dollars and Sixty-Nine Cents ($54,156.69) to satisfy his federal and state tax obligations with respect to the vesting of 12,000 shares of restricted stock of the Company (the "Shares"), pursuant to the Executive Officer Restricted Stock Agreement dated OCTOBER 16, 1998 (the "Agreement"), in which a total of 30,000 restricted shares of common stock of the Company were issued and sold to the Borrower. Interest shall accrue on a daily basis on the unpaid principal balance from time to time outstanding at the rate of prime less 1% per annum, beginning on the date that first appears above. The principal and all accrued interest of this Note shall be repaid in full on August 5, 2001. This Note shall immediately become due and payable in full, as provided below.

          The Borrower acknowledges that this Note must be repaid in full prior to the due date, upon the sale by the Borrower of any of the Shares.

          Payment of this Note is secured by a security interest in the Shares, pursuant to a pledge agreement of even date herewith between the Company and the Borrower (the "Pledge Agreement"). This Note is recourse to the Borrower for the entire principal sum borrowed, plus interest, and is subject to, and secured by, and entitled to the benefits of the Pledge Agreement.

          At the option of the Company, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events ("Events of Default"):

     (1) Borrower's voluntary termination of his employment with the Company for any reason prior to the repayment in full of the principal and any accrued interest due and payable on this Note; or

     (2) If Borrower is not paying his debts as they become due, becomes insolvent, files or has filed against him a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (or any similar petition under any insolvency law of any jurisdiction), proposes any liquidation, composition or financial reorganization with his creditors, makes an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of the Borrower; or

     (3) The occurrence of any Default (as defined therein) under the Pledge Agreement.

          Upon the occurrence of any of the Events of Default, the Company shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law or under this Note or the Pledge Agreement.

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          Upon the involuntary termination of Borrower by the Company prior to the repayment in full of the principal amount and any accrued interest due and payable on this Note, Borrower shall have 90 days from the date of such termination to repay the principal and any accrued interest under this Note.

          In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the holder such payment shall be treated as a payment of principal.

          All payments by the Borrower under this Note shall be made without set-off or counterclaim and shall be free and clear and without deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Borrower shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

          Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, interest, premium or interest in such order and manner as shall be determined by the holder in its discretion.

          No reference in this Note to any other document shall impair the obligation of the Borrower, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

          No delay or omission on the part of the Company in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Company, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

          The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and also waives any delay on the part of the Company. No discharge or release of any other party primarily or secondarily liable hereon shall discharge or otherwise affect the liability of the Borrower to the Company.

          None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the Borrower expressly referring hereto and setting forth the provision so excluded, modified or amended.

          The Borrower will pay on demand all costs of collection, including reasonable attorney's fees, incurred by the Company in enforcing the obligations under or in connection with this Note or the Pledge Agreement.

          This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their heirs, successors and representatives, and shall inure to the benefit of the Company and its successors, endorsees and assigns.

          This Note may be prepaid in whole or in part at any time or from time to time with the consent of the holder, with the giving of such consent to be in the sole discretion of the holder, provided that the Company shall retain the security interest in the Shares under the Pledge Agreement until the principal amount and accrued interest under this Note are paid in full. Any prepayment shall be without premium or penalty.

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          The Borrower irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding brought by the Company arising out of or relating to this Agreement, and the Borrower waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that the Borrower is not personally subject to the jurisdiction of the courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts or that the Borrower's property is exempt or immune from execution or attachment, either prior to judgment or in aid of execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper, or that this Note or the subject matter hereof may not be enforced in or by such court.

          This Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. This Note shall be deemed to be under seal.

THE PLEDGOR HEREBY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH.


WITNESS:                             BORROWER:

Signed in my Presence:

/s/ Richard M. Spaulding             /s/  Anthony Bellantuoni
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[Name]                               Anthony Bellantuoni

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